UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2016

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Bylaws

On January 29, 2016, the Board of Directors (the “Board”) of Alon USA Energy, Inc. (the “Company”) passed a resolution to amend the Company’s Bylaws (the “Bylaws”). The amendment to the Bylaws extends until the 2017 Annual Meeting of the Stockholders of the Company the requirement that the affirmative vote of at least 90% of the Board (rounded up to the nearest whole number of directors) shall be required to remove or replace the Chairman without cause. The foregoing description is qualified in its entirety to the Company’s Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.03.

Item 8.01. Other Information.
On January 29, 2016, the Board selected nine director nominees for election at the Company’s 2016 Annual Meeting of Stockholders, expected to be held in May 2016. In the near future, the Board expects to select and nominate two additional nominees, who will be “independent” under Rule 303A.02 of the NYSE Listed Company Manual. The identities and biographical information of these two additional nominees will be disclosed in the Proxy Statement distributed to stockholders in advance of the Company’s 2016 Annual Meeting of Stockholders. The following are the nine director nominees the Board has selected for election at the Company’s annual meeting of stockholders in May 2016:

Ezra Uzi Yemin
David Wiessman
Ron W. Haddock
Zalman Segal
Ilan Cohen
Assaf Ginsburg
Frederec Green
Avigal Soreq
Mark D. Smith

Additionally, the Board determined that the following current directors are “independent” under Section 303A.02 of the NYSE Listed Company Manual:

Ezra Uzi Yemin
Assaf Ginsburg
Frederec Green
Avigal Soreq
Mark D. Smith

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Alon USA Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Energy, Inc.
Date:	February 3, 2016	By:	/s/ James Ranspot
James Ranspot
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Alon USA Energy, Inc.